EXHIBIT 10.1

DEED OF IRREVOCABLE UNDERTAKING

To: Dealertrack Technologies, Inc. (the "Offeror" or "you")

17 December 2014

Dear Sirs

Offer by the Offeror for incadea plc (the "Company")

1.	TERMS OF THE ACQUISITION

1.1	Danbury Enterprises Limited, Kikero Enterprises Limited, Treadstone Holdings Limited and Delanglade Holdings Limited (collectively, "us" or "we") understand that the Offeror intends to acquire all of the issued and to be issued share capital of the Company, substantially on the terms and subject to the conditions set out in or referred to in the attached draft press announcement (the "Press Announcement") to be issued under Rule 2.7 of the City Code on Takeovers and Mergers (the "City Code") and/or on such other terms and conditions as may be required by the City Code, the Panel on Takeovers and Mergers (the "Panel"), the London Stock Exchange, other applicable law or regulation and/or any additional terms and conditions as may be agreed between the Offeror and the Company.

1.2	Any reference in this Deed to the "Acquisition" shall:

(a)	mean the proposed acquisition by or on behalf of the Offeror or any of its subsidiaries of the entire issued and to be issued share capital of the Company, which acquisition may be (at the Offeror's election) by way of a takeover offer within the meaning of Article 116 of the Companies (Jersey) Law 1991 (as amended) (the "Offer" or an "Offer") or by way of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 (as amended) (referred to in this undertaking as the "Scheme") and, if made by or on behalf of a subsidiary of the Offeror, all references to Offeror shall be deemed to be that subsidiary; and

(b)	be deemed to include any increased, renewed, varied or revised terms and/or conditions of any Offer or Scheme (as the case may be).

1.3	Capitalised terms used but not defined in this Deed shall have the meanings given to them in the Press Announcement.

2.	SHAREHOLDINGS

2.1	By this Deed we, the undersigned, hereby each warrant to the Offeror that:

(a)	of the ordinary shares of one penny each in the capital of the Company (together, the "Shares"), we are the beneficial owner and registered holder of (and if we are not the registered holder, we will procure compliance by the registered holder with the terms of this undertaking) and we are able to control the exercise of all rights attaching to, including the ability to procure the transfer of full legal and beneficial title to, the number of Shares set out in the table in the schedule hereto (such number being referred to herein as the "Committed Shares" which expression shall, for the purposes of this Deed include any other Shares or securities in the capital of the Company allotted and/or issued to us, or acquired by us, after the date hereof, including any other Shares or securities in the capital of the Company so allotted and/or issued under any Share option (or similar) scheme of the Company together with any other Shares attributable to or derived from any such Share);

(b)	neither the whole nor any part of our interest in the Committed Shares or any of them is subject to any lien, charge, option, voting trust, or other encumbrance of any nature and we have the sole right to vote the Committed Shares;

(c)	the schedule to this Deed contains complete and accurate details of:

(i)	all the Shares or other securities in the capital of the Company of which we are the registered holder or we or any of our group undertakings is a beneficial owner; and

(ii)	all the Shares or other securities in the Company to which we or our group undertakings are beneficially entitled upon the exercise of any option, warrant or other right to acquire or subscribe for Shares or other securities in the capital of the Company whether or not such rights are currently exercisable or subject to any condition, and for the purposes of this Deed, the term "group undertaking" shall have the meaning given to it in section 1161 of the Companies Act 2006;

(d)	save as is specified in the table in the schedule, there are no Shares or other securities in the capital of the Company registered in our name (or in the name of any of our group undertakings) or beneficially owned or managed and controlled by us or any of our group undertakings, or in which we or our group undertakings have an interest and neither we nor any of our group undertakings have any rights, warrant or options to acquire or subscribe for any Shares or securities in the capital of the Company, in each case, other than as set out in the table in the schedule hereto;

(e)	save (i) as between ourselves and those persons in the same categories who are presumed by the City Code to be acting in concert with us, and (ii) for such relationship as may arise as a result of our executing this Deed, we are not acting in concert with any other person for the purposes of Rule 9.1 of the City Code;

(f)	we each are able and have all relevant rights, power and authority, and have obtained all necessary authorisations, approvals, consents and licences required by each of us (all of which are unconditional and remain in full force and effect) to enter into and perform our respective obligations under this Deed;

(g)	any proxies given in respect of the Committed Shares on or prior to the date hereof that may still be in effect are not irrevocable, and such proxies are hereby revoked; and

(h)	the execution and delivery by each of the undersigned of this Deed does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in the breach of or conflict with any provision of the constitutional documents of the undersigned or result in a material breach of any judgment or law applicable (excluding the City Code) to the undersigned.

3.	IRREVOCABLE UNDERTAKINGS

3.1	By this Deed we, the undersigned, each hereby undertake to the Offeror that, prior to the earlier of (i) the Offer closing or the Scheme becoming effective and (ii) this undertaking lapsing in accordance with paragraph 5 we shall not:

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(a)	sell, transfer, charge, pledge, encumber, assign, grant any options over or otherwise dispose of (including by gift, merger or operation of law unless mandatory), hedge, or permit the sale, transfer, charging, pledging, encumbering, assigning, granting of any option over, other disposal of or hedging of, all or any of the Committed Shares or of any interest therein, other than pursuant to the Acquisition and this Deed, or accept any other offer made to acquire Shares in the Company, other than pursuant to the Acquisition;

(b)	save for pursuant to the Acquisition, enter into any agreement, arrangement (including any profit sharing arrangement), option or understanding or permit any of our group undertakings to commit or agree to any agreement, arrangement, option or understanding to be entered into or incur any obligation or permit any obligation to arise in relation to us or any of our group undertakings:

(i)	to do any or all of the acts referred to in paragraph 3.1(a);

(ii)	in respect of the Committed Shares or which would or would reasonably be expected to impede or frustrate the Acquisition; or

(iii)	which, in relation to the Committed Shares, would or would reasonably be expected to restrict or impede us from voting in favour of the Scheme or accepting the Offer or otherwise preclude us from complying with our obligations under paragraph 3 hereof, and, for the avoidance of doubt, references in this paragraph 3 to any agreement, arrangement, understanding, option or obligation includes any such agreement, arrangement, understanding, option or obligation whether or not legally binding or subject to any conditions or which is to take effect upon or following the Acquisition becoming unconditional in all respects (or, if applicable, becoming effective);

(c)	take any action that would make any warranty of the undersigned herein untrue or incorrect or have the effect of preventing or disabling the undersigned from performing their obligations hereunder;

(d)	acquire any interests in securities (as defined in the City Code) or otherwise deal or undertake any dealing (as defined in the City Code) in any shares or other securities in the capital of the Offeror (or any group undertaking of the Offeror) or the Company;

(e)	in respect of the Committed Shares accept (in the case of an offer) any offer made, or vote in favour (in the case of a scheme of arrangement) in respect of any scheme of arrangement proposed, in respect of the Shares, which is proposed, announced or entered into by a third party which is not the Offeror or a person acting in concert (as defined in the City Code) with the Offeror;

(f)	commit or agree to take any of the foregoing acts in this paragraph 3.1.

3.2	Until such time as this undertaking lapses in accordance with paragraph 5, we each hereby agree and undertake to you that we shall:

(a)	accept the Offer in accordance with the procedure for acceptance set out in the formal document containing such Offer (the "Offer Document") in respect of the Committed Shares, not later than three days after the Offeror issues the Offer Document;

(b)	not withdraw any acceptances to the Offer at any time;

(c)	exercise all voting rights attaching to the Committed Shares to vote:

(i)	in favour of all resolutions to approve, or which are necessary to implement, the Offer, and any related matters;

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(ii)	against any resolution which would or would reasonably be expected to impede or frustrate the Offer in any way,

proposed at any general or class meeting ("General Meeting") and Court convened meeting as applicable in the case of a Scheme ("Court Meeting") of the Company to be convened and held in connection with the Acquisition, any other meeting of any type or class of holders of Shares of which the Committed Shares are a type or class, or any adjournment of any such meeting;

(d)	execute any forms of proxy in respect of the Committed Shares required by the Offeror to appoint any person nominated by the Offeror to attend and vote at any General Meeting to be convened and held in connection with the Acquisition (whether structured as an Offer or a Scheme) or Court Meeting on behalf of the undersigned and ensure that such forms of proxy are not revoked (either in writing or otherwise). In the case of a Scheme, we shall ensure that any such executed forms of proxy are received by the Company's registrars as soon as reasonably practicable and in any event at least 10 days before any Court Meeting and seven days before any General Meeting; and

(e)	not revoke the terms of any proxy submitted in accordance with paragraph 3.2(d), either in writing or by attendance at any General Meeting or Court Meeting or otherwise.

4.	SECRECY

4.1	We shall keep secret the possibility, terms and conditions of the Acquisition and the existence of this undertaking until the Press Announcement is released.

4.2	Notwithstanding paragraph 5, the obligations in this paragraph 4 shall survive termination of this Deed but in all other respects the Offeror shall have no claim against us in respect of any antecedent breaches of the terms of paragraph 3 of this Deed upon such undertakings lapsing, in accordance with paragraph 5. Notwithstanding the foregoing, if any breach of any term of this Deed by us causes (whether directly or indirectly) the terms of paragraph 5 to apply and this Deed to terminate and cease to have any further effect, the Offeror shall be entitled to exercise all such legal rights as it may have in relation to us in respect of any such breach.

5.	LAPSE OF THIS UNDERTAKING

5.1	The undertakings in this Deed shall automatically terminate and cease to have any further effect in the event that:

(a)	the Offeror shall not have published the Press Announcement by 9 a.m. (GMT) on 18 December 2014 or such later date as the Company, the Offeror and we may agree; or

(b)	the Offer Document is not posted to shareholders of the Company within 28 days (or such longer period as the Panel may agree) after the publication of the Press Announcement save that if, prior to publication of the Offer Document, you elect to proceed by way of a Scheme, the time limit in this paragraph shall be extended to the date which is 28 days (or such longer period as the Panel may agree) after the publication of the announcement announcing the change of structure to a Scheme (such 28 day period or such longer period as the Panel may agree, the “Scheme Publishing Period”) and references to the Offer Document shall be read as references to the document setting out the terms of the Scheme (the “Scheme Document”). Notwithstanding the foregoing, this Deed shall not terminate and the undertakings in this Deed shall continue to have effect if the Scheme Document is not published within the Scheme Publishing Period, if the Offeror has provided to the Company all such information concerning the Offeror which is within the Offeror’s control and as is reasonably and properly required from the Offeror in order for the Company to produce the Scheme Document during the Scheme Publishing Period;

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(c)	the Offer or Scheme lapses or is withdrawn and, for the avoidance of doubt, no new, revised or replacement Offer or Scheme has been announced, in accordance with Rule 2.7 of the City Code, in its place; or

(d)	if the Offer does not otherwise close or, in the case of a Scheme, become effective by 18 May 2015.

5.2	For the avoidance of doubt, the obligations set out in this Deed shall not lapse upon the Offeror, with the consent of the Panel, announcing publicly that it is implementing the Acquisition by way of a Scheme, having previously proceeded with the implementation of the Acquisition by way of an Offer (and vice versa).

6.	DOCUMENTATION

6.1	We consent to:

(a)	this undertaking being disclosed to the Panel;

(b)	the inclusion of references to us, particulars of this undertaking and our holdings of relevant securities of the Company substantially in the terms set out in the Press Announcement being included in the Press Announcement and any Offer Document or Scheme Document, and any other announcement made, or document issued, by or on behalf of the Offeror or the Company in connection with the Acquisition; and

(c)	this undertaking being available for inspection as required by Rule 26 of the City Code.

6.2	We shall promptly give you such further information in relation to our interest in the Committed Shares as you may reasonably require for the preparation of the Press Announcement, any Offer Document or Scheme Document and any other announcement to be made or document to be issued, by or on behalf of the Offeror or Company in connection with the Acquisition in order to comply with the requirements of the City Code, the Panel, the Court, applicable law, the Financial Conduct Authority and the London Stock Exchange. We shall notify you in writing as soon as reasonably practicable after becoming aware of any change to the accuracy of any information previously given to you.

7.	POWER OF ATTORNEY

7.1	In order to secure the performance of our obligations under this undertaking, we each appoint any director of the Offeror as our attorney if, having received reasonable prior written notice from you specifying in reasonable detail the nature of the alleged breach and such breach having gone unremedied for one day, we fail to comply within the applicable time limits with any of the undertakings in paragraph 3, in our name and on our behalf to do all things and to execute all deeds and other documents as may be necessary or desirable to ensure compliance with such undertakings or to accept or procure acceptance of the Offer in respect of the Committed Shares or, in the case of a Scheme, to vote in favour thereof at the Court Meeting and any General Meeting contemplated by the Scheme.

7.2	We agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this undertaking lapses in accordance with paragraph 5.

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8.	GENERAL

8.1	Any time, date or period mentioned in this undertaking may be extended by mutual agreement.

8.2	We agree that, if any of us fail to comply with any of the undertakings in paragraph 3 or breach of any of our other obligations under this Deed, damages may not be an adequate remedy and accordingly the Offeror shall be entitled to seek the remedies of specific performance, injunction and other equitable relief.

8.3	A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

8.4	The obligations of each of us under this Deed are several and not joint. No claim may be made against any of us in respect of any breach of this Deed by any other of us.

8.5	Where the Committed Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this Deed and we shall procure that any such nominee shall do all acts and things necessary to give effect to the terms of this Deed as if we had been the registered holder of the Shares registered in the name of such nominee.

8.6	Any failure, or delay by the Offeror to exercise any rights, power or privilege under the terms of this Deed shall not constitute a waiver under this Deed, nor shall any single or partial exercise of any such rights, power or privilege preclude any further exercise of any right, power or privilege by the Offeror.

8.7	Nothing contained in this Deed shall oblige the Offeror to release the Press Announcement or otherwise make an offer for the Company and we each acknowledge that the release of the Press Announcement is at the Offeror's absolute discretion and that the Offeror shall not be required to proceed with the Acquisition if, after the Offeror releases the Press Announcement, the Panel consents to the Offeror not proceeding with the Acquisition.

8.8	No amendment or variation shall be made to this Deed unless signed in writing by us and the Offeror.

8.9	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and each of us and the Offeror submit to the exclusive jurisdiction of the English courts for all purposes in connection herewith. We shall at all times maintain an agent for service of process, who is Jordans Trust Company Limited, 20-22 Bedford Row, London WC1R 4JS, and any other documents in proceedings in England or any other proceedings in connection with this undertaking.

Each party hereto agrees that this document is to be a deed and execute and deliver it as a deed on the date first above written.

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Schedule

The Shares

Name of Shareholder	Number of Shares	Number of Shares under option/warrants	Registered holder	Beneficial owner
Danbury Enterprises Limited	21,284,264	nil	Danbury Enterprises Limited	Danbury Enterprises Limited

Kikero Enterprises Limited	9,297,195	nil	Kikero Enterprises Limited	Kikero Enterprises Limited

Delanglade Holdings Limited	491,176	nil	Delanglade Holdings Limited	Delanglade Holdings Limited

Treadstone Holdings Limited	491,176	nil	Treadstone Holdings Limited	Treadstone Holdings Limited

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EXECUTED as a DEED by	)
DANBURY ENTERPRISES LIMITED	)
acting by	)
_________________________________	)
being a person who, in accordance	)
with the laws of the territory in which the	)	_______________________________
company is incorporated is	)	Authorised Signatory
acting under the authority of the company	)

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EXECUTED as a DEED by	)
KIKERO ENTERPRISES LIMITED	)
acting by	)
_________________________________	)
being a person who, in accordance	)
with the laws of the territory in which the	)	_______________________________
company is incorporated is	)	Authorised Signatory
acting under the authority of the company	)

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EXECUTED as a DEED by	)
DELANGLADE HOLDINGS LIMITED	)
acting by	)
_________________________________	)
being a person who, in accordance	)
with the laws of the territory in which the	)	_______________________________
company is incorporated is	)	Authorised Signatory
acting under the authority of the company	)

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EXECUTED as a DEED by	)
TREADSTONE HOLDINGS LIMITED	)
acting by	)
_________________________________	)
being a person who, in accordance	)
with the laws of the territory in which the	)	_______________________________
company is incorporated is	)	Authorised Signatory
acting under the authority of the company	)

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EXECUTED as a DEED by	)
DEALERTRACK TECHNOLOGIES, INC.	)
acting by	)
_________________________________	)
being a person who, in accordance	)
with the laws of the territory in which the	)	_______________________________
company is incorporated is	)	Authorised Signatory
acting under the authority of the company	)

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APPENDIX

Press Announcement

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